INDEPENDENT AUDITORS' REPORT

	To the Board of Trustees and Shareholders of WesMark Funds:

In planning and performing our audit of the financial statements of the WesMark Funds (comprised of the following portfolios: WesMark Growth Fund, WesMark
Balanced Fund, WesMark Bond Fund, WesMark West Virginia
Municipal Bond Fund) for the year ended January 31, 2000
(on which we have issued our reports dated
March 22, 2000), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the WesMark Funds is responsible for establishing and maintaining internal control.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions or that the effectiveness of the design and operations may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of January 31, 2000.

This report is intended solely for the information and use of management, the Board of Trustees of WesMark Funds, and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 22, 2000